Exhibit 10.45

AMENDMENT NO. 1 TO

FIRST AMENDED AND RESTATED

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of January 29, 2004, is by and between PETER L. HAUSER, a resident of the State of Minnesota, and his successors heirs and permitted assigns (“Hauser”), PKM PROPERTIES, LLC, a Minnesota limited liability company, and its endorsees, successors and assigns (“PKM”), and DRAFT CO., a Minnesota limited liability partnership, and its endorsees, successors and assigns (“Draft”).

RECITALS:

A.                                   Hauser, PKM and Draft are parties to that certain First Amended and Restated Subordination and Intercreditor Agreement dated as of November 24, 2003 (the “Amended Agreement”); and

B.                                     At the request of Borrower, Hauser, PKM and Draft desire to amend the Amended Agreement as provided herein, and on the terms and conditions of this Agreement; and

C.                                     Borrower agrees to accept and acknowledge the terms and conditions of this Agreement and agrees to be bound by and comply with the provisions hereof.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:

Section 1.  Definitions, Rules of Construction.

Except as otherwise defined in this Agreement, all capitalized terms used herein shall have the definitions and be subject to the rules of construction provided in the Amended Agreement.

Section 2.  Amendment of Intercreditor Agreements.

Section 20(a) is hereby deleted in its entirety.

Section 3.  Extension of Non-default maturity Date of Borrower’s Indebtedness to Hauser and PKM.

Hauser and PKM agree as follows:

(a)                                  The non-default maturity date of indebtedness of Borrower to Hauser pursuant to the terms of the Hauser Subordinated Note is hereby extended to June 30, 2005.  The Borrower agrees to execute and deliver such documents and instruments as may be necessary or desirable, if any, in the judgment of Hauser, to provide for such new non-default maturity date.

(b)                                 The non-default maturity date of indebtedness of Borrower to PKM under the terms of the January Credit Agreement, the May Credit Agreement and the November Credit Agreement is hereby extended to June 30, 2005.  Borrower agrees to execute and deliver such documents and instruments as may be necessary or desirable, if any, in the judgment of PKM, to provide for such new non-default maturity date.

The indebtedness of Borrower to Draft, except as amended by this Agreement, shall remain unchanged and the non-default maturity date of the Draft Subordinated Note shall continue to be June 30, 2004.

Section 4.  Issuance of Additional Borrower Warrants.

In consideration of the agreement of Hauser to extend the non-default maturity date of the Hauser Subordinated Note, and the agreement of PKM to extend the non-default maturity date of the January Credit Agreement, the May Credit Agreement and the November Credit Agreement, to June 30, 2005, Borrower agrees to issue to Hauser and PKM additional warrants to purchase common stock of Borrower, as follows:

(a)                                  Borrower will issue warrants to purchase 136,000 shares of common stock to Hauser (the “Additional Hauser Warrants”).

(b)                                 Borrower agrees to issue warrants to purchase 330,933 shares of common stock to PKM (the “Additional PKM Warrants”).

(c)                                  The Additional Hauser Warrants and Additional PKM Warrants shall have a warrant exercise price of Two Dollars ($2.00) per share.  Except for the number of shares, exercise price and exercise period, such warrants shall be in the form of warrants issued to Hauser and PKM for 380,357 shares and 320,178 shares, respectively, on July 1, 2003.  Each of such warrants shall have a duration of 10 years.

Section 5.  Effect of Amendment.

Except as provided in this Agreement, the Amended Agreement shall remain in full force and effect.

Section 6.  Conditions Precedent

This parties’ obligations under this agreement shall only be effective if: (1) the Company receives at least $485,000 in new equity proceeds on or before February 6, 2004, (2) this Agreement is duly executed and delivered on behalf of each of PKM, Hauser and Draft, and (3) the Borrower’s obligations under this Agreement are approved by the Borrower’s board of directors in compliance with Minn. Stat. § 302A.255, Subd. 1(c).

IN WITNESS WHEREOF, this Amendment No. 1 to First Amended and Restated Subordination and Intercreditor Agreement has been signed as of the date first set forth above.

(The signature page follows.)

/s/ Peter L. Hauser
PETER L. HAUSER

Address for Notice:
16913 Kings Court
Lakeville, MN 55044

PKM PROPERTIES, LLC

By:	/s/ Paul K. Miller
Name:	Paul K. Miller
Its:	Chief Manager

Address for Notice:
PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
Attention: Paul K. Miller

DRAFT CO.

By:	/s/ Ford J. Nicholson
Name:	Ford J. Nicholson
Its:	President

Address for Notice:
Draft Co.
336 Robert Street North, Suite 1220
St. Paul, MN 55101

ACCEPTANCE AND ACKNOWLEDGMENT

Borrower hereby accepts and acknowledges receipt of a copy of, the foregoing Amendment No. 1 to First Amended and Restated Subordination and Intercreditor Agreement and agrees to be bound by and comply with the provisions thereof, and reaffirms its Acceptance and Acknowledgement of the terms and conditions of the First Amended and Restated Subordination and Intercreditor Agreement.

MEDICALCV, INC.

By:	/s/ Jules L. Fisher
Name:	Jules L. Fisher
Its:	Chief Financial Officer